Exhibit 16.1

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read The ONE Group Hospitality, Inc.’s statements included under Item 4.01 of its Form 8-K filed on March 25, 2019, and we agree with such statements concerning our firm.

/s/ Plante & Moran, PLLC

Denver, Colorado

March 25, 2019